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                                                                       EXHIBIT 5

                                Hunton & Williams
                              One NationsBank Plaza
                             101 South Tryon Street
                                   Suite 2650
                               Charlotte, NC 28280

                                November 19, 1997


LSB Bancshares, Inc.
One LSB Plaza
Lexington, North Carolina  27292

         Re:  LSB Bancshares, Inc.
              Registration Statement on Form S-8 filed with the Securities and Exchange Commission as Post-Effective Amendment No. 1 to the
              Registration Statement on Form S-4 (File No. 333-27021).

Gentlemen:

         We have acted as counsel for LSB Bancshares, Inc., a North Carolina corporation ("LSB"), in connection with registration under the Securities Act of 1933, as amended, on a Registration Statement on Form S-8 (the "Registration Statement"), filed with the Securities and Exchange Commission as Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-27021), of 81,226 shares of common stock of LSB, par value $5.00 per share ("LSB Stock"), that may be issued under the Piedmont BancShares Corporation Stock Option Plan and the Old North State Bank 1990 Incentive Stock Option Plan (collectively the "Plans"), both of which have been filed as Exhibits to the Registration Statement.

         As counsel, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of the Plans and such other documents, corporate records, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In rendering the opinion expressed below, we have assumed (i) the authenticity and conformity to the original documents of all documents submitted to us as certified, conformed, facsimile or photographic copies, and the genuineness of all signatures on all documents, and (ii) the correctness and completeness of all documents and certificates of all public officials.

         Based on the foregoing, we are of the opinion that the shares of LSB Stock that may be issued by LSB under the Plans have been duly authorized by all necessary corporate action, and, upon issuance in accordance with the terms of the Plans, will be legally and validly issued, fully paid and non-assessable.

         We consent to the filing of this opinion as an Exhibit to the Registration Statement and to reference to our name in the Registration Statement.


                                            Very truly yours,


                                            /s/ Hunton & Williams

                                            HUNTON & WILLIAMS